EXHIBIT 99.1

Dynatrace Reports First Quarter of Fiscal Year 2024 Financial Results
Delivers ARR growth of 25% year-over-year on a constant currency basis
GAAP Operating Margin of 10% and Non-GAAP Operating Margin of 28%

WALTHAM, Mass, August 2, 2023 - Dynatrace (NYSE: DT), the leader in unified observability and security, today announced financial results for the first quarter of fiscal 2024 ended June 30, 2023.
“Dynatrace's first quarter results exceeded guidance across all our key metrics, demonstrating the powerful combination of growth and profitability,” said Rick McConnell, Chief Executive Officer. “Observability and application security are becoming critical to the success of organizations around the world. Our rapid pace of continuous innovation has made Dynatrace an industry leader for more than a decade. We believe hypermodal AI and developer observability will be catalysts for incremental future growth as they are expected to extend our reach to a wider range of users and accelerate the creation of even more workloads."

First Quarter Fiscal 2024 and Other Recent Business Highlights:
All growth rates are compared to the first quarter of fiscal 2023, unless otherwise noted.

Financial Highlights:
•Total ARR of $1,294 million, up 25% on a constant currency basis
•Total Revenue of $333 million, up 25% on a constant currency basis
•Subscription Revenue of $316 million, up 27% on a constant currency basis
•GAAP Operating Income of $34 million and Non-GAAP Operating Income of $92 million
•GAAP EPS of $0.13 and Non-GAAP EPS of $0.27, both on a dilutive basis

Business Highlights:
•Analyst recognition: Dynatrace was named a Leader and positioned highest for Ability to Execute and furthest for Completeness of Vision in the 2023 Gartner Magic Quadrant for Application Performance Monitoring and Observability. This is the 13th consecutive time that Gartner has named Dynatrace a Leader in this report. In addition, Dynatrace was ranked #1 in all six Use Cases for its platform in the 2023 Gartner Critical Capabilities for Application Performance Monitoring and Observability report.

•Platform expansion: We announced an expansion of our Davis AI engine to deliver the observability and security industry’s first hypermodal artificial intelligence (AI), converging fact-based predictive and causal AI insights with new generative AI capabilities. We also signed a definitive agreement to acquire Rookout to extend the value the Dynatrace platform delivers to engineers and developers working in cloud-native environments with capabilities that enable live and secure debugging of actively running code. This addition will enable developers to improve the quality and security of their releases.

•Extended partnerships: We continue to build momentum with our strategic global system integrators (GSIs). Sales pipeline contribution from one of our largest strategic GSI partners more than doubled when compared to last year. In addition, we announced a new multi-year consumption commitment and go-to-market partnership with Microsoft, which includes joint sales enablement and marketing initiatives to further increase adoption of the Dynatrace platform on Microsoft Azure. We also expanded our collaboration with Red Hat with new integration capabilities between Dynatrace and Red Hat Event-Driven Ansible to automate DevSecOps use cases, including closed-loop problem and security remediation, application healing, and incident response.

First Quarter 2024 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Key Operating Metric:
Annualized recurring revenue	$1,293,895	$1,031,284
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	25%

Revenue:
Total revenue	$332,886	$267,273
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency (*)	25%

Subscription revenue	$316,454	$249,558
Year-over-Year Increase	27%
Year-over-Year Increase - constant currency (*)	27%

GAAP Financial Measures:
GAAP operating income	$34,288	$19,094
GAAP operating margin	10%	7%

GAAP net income	$38,188	$2,114

GAAP net income per share - diluted	$0.13	$0.01

GAAP shares outstanding - diluted	296,387	290,024

Net cash provided by operating activities	$133,903	$143,098

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$92,075	$60,315
Non-GAAP operating margin (*)	28%	23%

Non-GAAP net income (*)	$79,045	$51,842

Non-GAAP net income per share - diluted (*)	$0.27	$0.18

Non-GAAP shares outstanding - diluted (*)	296,387	290,024

Free Cash Flow (*)	$123,636	$136,192
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our website at ir.dynatrace.com.

Financial Outlook
Based on information available as of August 2, 2023, Dynatrace is issuing guidance for the second quarter and updating guidance for full year fiscal 2024 in the table below. This guidance reflects foreign exchange rates as of June 30, 2023. The total foreign exchange tailwind for fiscal 2024 is now expected to be approximately $11 million on ARR and $15 million on revenue. Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the second quarter and full year of fiscal 2023.

(In millions, except per share data)	Q2 Fiscal 2024 Guidance
Total revenue	$343 - $346
As reported	23% - 24%
Constant currency	21% - 22%
Subscription revenue	$325 - $328
As reported	25% - 26%
Constant currency	22% - 23%
Non-GAAP operating income	$90 - $93
Non-GAAP operating margin	26% - 27%
Non-GAAP net income	$77 - $81
Non-GAAP net income per diluted share	$0.26 - $0.27
Diluted weighted average shares outstanding	298 - 299

(In millions, except per share data)	Current Guidance Fiscal 2024	Prior Guidance Fiscal 2024*	Guidance Change at Midpoint**
Total ARR	$1,475 - $1,490	$1,475 - $1,490	$—
As reported	18% - 20%	18% - 20%	— bps
Constant currency	18% - 19%	18% - 19%	— bps
Total revenue	$1,400 - $1,415	$1,388 - $1,406	$11
As reported	21% - 22%	20% - 21%	100 bps
Constant currency	20% - 21%	19% - 20%	100 bps
Subscription revenue	$1,326 - $1,341	$1,311 - $1,327	$15
As reported	22% - 24%	21% - 22%	150 bps
Constant currency	21% - 22%	20% - 21%	100 bps
Non-GAAP operating income	$357 - $367	$348 - $358	$9
Non-GAAP operating margin	25.5% - 26%	25% - 25.5%	50 bps
Non-GAAP net income	$309 - $320	$295 - $307	$14
Non-GAAP net income per diluted share	$1.03 - $1.06	$0.98 - $1.02	$0.05
Diluted weighted average shares outstanding	300 - 301	300 - 301	—
Free cash flow	$303 - $312	$303 - $312	$—
Free cash flow margin	22%	22%	— bps
*Prior guidance was issued on May 17, 2023.
**Changes in our guidance for Revenue metrics are rounded to the nearest 50 bps.

Reconciliations of non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, August 2, 2023. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13739866. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.
An audio replay of the call will also be available until 11:59 p.m. Eastern Time on August 16, 2023, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13739866. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue (“ARR”) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Dollar-Based Gross Retention Rate is defined as the ARR from all customers as of one year prior, less contraction and customer churn, divided by the total ARR from one year prior. This metric reflects the percentage of ARR from all customers as of the year prior that has been retained.
Dollar-Based Net Retention Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. Our dollar-based net retention rate reflects customer renewals, expansion, contraction and churn, and excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind results in a dollar-based net retention rate metric that better reflects Dynatrace’s ability to expand existing customer relationships. Dollar-based net retention rate is presented on a constant currency basis.
Dynatrace Customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures (reflected as "purchase of property and equipment" in our financial statements).
About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That is why the world's largest organizations trust Dynatrace® to accelerate digital transformation.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Mr. McConnell's remarks and statements regarding management’s expectations related to the expansion of the company's Davis AI engine, the proposed acquisition of Rookout (the closing of which is subject to customary closing conditions and is expected to occur in the company's second fiscal quarter which ends on September 30, 2023), the company's extended partnerships, including with Red Hat and Microsoft, future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2024. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "will," “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Form 10-Q filed on August 2, 2023 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Gartner Disclaimers
1) Gartner, Magic Quadrant for Application Performance Monitoring and Observability, Gregg Siegfried, Mrudula Bangera, Matt Crossley, Padraig Byrne, 5 July 2023. Dynatrace was recognized as Compuware from 2010-2014.

2) Gartner, Critical Capabilities for Application Performance Monitoring and Observability, Mrudula Bangera, Padraig Byrne, Matt Crossley, Gregg Siegfried, 10 July 2023.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Revenue:
Subscription	$316,454	$249,558
Service	16,432	17,715
Total revenue	332,886	267,273
Cost of revenue:
Cost of subscription	42,904	32,738
Cost of service	15,542	15,168
Amortization of acquired technology	3,898	3,892
Total cost of revenue	62,344	51,798
Gross profit	270,542	215,475

Operating expenses:
Research and development (1)	66,282	49,411
Sales and marketing (1)	125,117	105,673
General and administrative (1)	39,094	34,734
Amortization of other intangibles	5,760	6,573
Restructuring and other	1	(10)
Total operating expenses	236,254	196,381
Income from operations	34,288	19,094
Interest income (expense), net	7,146	(2,175)
Other income (expense), net	252	(2,250)
Income before income taxes	41,686	14,669
Income tax expense	(3,498)	(12,555)
Net income	$38,188	$2,114
Net income per share:
Basic	$0.13	$0.01
Diluted	$0.13	$0.01
Weighted average shares outstanding:
Basic	291,325	286,203
Diluted	296,387	290,024
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended June 30,
	2023	2022
Cost of revenue	$5,488	$3,890
Research and development	13,264	7,285
Sales and marketing	13,999	10,076
General and administrative	7,767	7,444
Total share-based compensation	$40,518	$28,695

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2023	March 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$700,703	$555,348
Accounts receivable, net	238,275	442,518
Deferred commissions, current	83,007	83,029
Prepaid expenses and other current assets	52,443	37,289
Total current assets	1,074,428	1,118,184
Property and equipment, net	54,382	53,576
Operating lease right-of-use assets, net	71,226	68,074
Goodwill	1,282,134	1,281,812
Other intangible assets, net	53,915	63,599
Deferred tax assets, net	99,068	79,822
Deferred commissions, non-current	78,053	86,232
Other assets	14,106	14,048
Total assets	$2,727,312	$2,765,347

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$6,065	$21,953
Accrued expenses, current	156,146	188,380
Deferred revenue, current	721,817	811,058
Operating lease liabilities, current	15,925	15,652
Total current liabilities	899,953	1,037,043
Deferred revenue, non-current	28,710	34,423
Accrued expenses, non-current	30,723	29,212
Operating lease liabilities, non-current	62,692	59,520
Deferred tax liabilities	302	280
Total liabilities	1,022,380	1,160,478

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 293,159,681 and 290,411,108 shares issued and outstanding at June 30, 2023 and March 31, 2023, respectively	293	290
Additional paid-in capital	2,053,086	1,989,797
Accumulated deficit	(315,201)	(353,389)
Accumulated other comprehensive loss	(33,246)	(31,829)
Total shareholders' equity	1,704,932	1,604,869
Total liabilities and shareholders' equity	$2,727,312	$2,765,347

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$38,188	$2,114
Adjustments to reconcile net income to cash provided by operations:
Depreciation	3,916	2,798
Amortization	9,681	10,571
Share-based compensation	40,518	28,695
Deferred income taxes	(19,327)	—
Other	(154)	2,748
Net change in operating assets and liabilities:
Accounts receivable	204,228	151,404
Deferred commissions	8,545	2,079
Prepaid expenses and other assets	(16,426)	33,096
Accounts payable and accrued expenses	(39,641)	(29,815)
Operating leases, net	277	(142)
Deferred revenue	(95,902)	(60,450)
Net cash provided by operating activities	133,903	143,098

Cash flows from investing activities:
Purchase of property and equipment	(10,267)	(6,906)
Net cash used in investing activities	(10,267)	(6,906)

Cash flows from financing activities:
Repayment of term loans	—	(30,000)
Proceeds from employee stock purchase plan	9,584	8,627
Proceeds from exercise of stock options	13,190	1,275
Equity repurchases	—	(11)
Net cash provided by (used in) financing activities	22,774	(20,109)

Effect of exchange rates on cash and cash equivalents	(1,055)	(7,705)

Net increase in cash and cash equivalents	145,355	108,378

Cash and cash equivalents, beginning of period	555,348	462,967
Cash and cash equivalents, end of period	$700,703	$571,345

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended June 30, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$62,344	$(5,488)	$(923)	$(3,898)	$—	$52,035
Gross profit	270,542	5,488	923	3,898	—	280,851
Gross margin	81%					84%
Research and development	66,282	(13,264)	(2,262)	—	—	50,756
Sales and marketing	125,117	(13,999)	(1,552)	—	—	109,566
General and administrative	39,094	(7,767)	(466)	—	(2,407)	28,454
Amortization of other intangibles	5,760	—	—	(5,760)	—	—
Restructuring and other	1	—	—	—	(1)	—
Operating income	$34,288	$40,518	$5,203	$9,658	$2,408	$92,075
Operating margin	10%					28%

	Three Months Ended June 30, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$51,798	$(3,890)	$(284)	$(3,892)	$(350)	$43,382
Gross profit	215,475	3,890	284	3,892	350	223,891
Gross margin	81%					84%
Research and development (1)	49,411	(7,285)	(549)	—	—	41,577
Sales and marketing (1)	105,673	(10,076)	(598)	—	—	94,999
General and administrative (1)	34,734	(7,444)	(211)	—	(79)	27,000
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	(10)	—	—	—	10	—
Operating income	$19,094	$28,695	$1,642	$10,465	$419	$60,315
Operating margin	7%					23%
(1) Prior period results have been updated to allocate depreciation expense to operating expenses based upon location and headcount.

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Non-GAAP net income:
Net income	$38,188	$2,114
Income tax expense	3,498	12,555
Non-GAAP effective cash tax	(18,542)	(6,407)
Interest (income) expense, net	(7,146)	2,175
Cash received from (paid for) interest, net	5,512	(2,066)
Share-based compensation	40,518	28,695
Employer payroll taxes on employee stock transactions	5,203	1,642
Amortization of other intangibles	5,760	6,573
Amortization of acquired technology	3,898	3,892
Transaction, restructuring, and other	2,408	419
(Gain) loss on currency translation	(252)	2,250
Non-GAAP net income	$79,045	$51,842

Share count:
Weighted-average shares outstanding - basic	291,325	286,203
Weighted-average shares outstanding - diluted	296,387	290,024

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	291,325	286,203
Weighted-average shares outstanding - diluted	296,387	290,024

Non-GAAP net income per share:
Net income per share - basic	$0.13	$0.01
Net income per share - diluted	$0.13	$0.01
Non-GAAP net income per share - basic	$0.27	$0.18
Non-GAAP net income per share - diluted	$0.27	$0.18

	Three Months Ended June 30,
	2023	2022
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$133,903	$143,098
Purchase of property and equipment	(10,267)	(6,906)
FCF	$123,636	$136,192

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com